EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of RegeneRx Biopharmaceuticals, Inc. dated as of July 2, 2021, is, and any amendments thereto signed by such of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

ESSETIFIN S.P.A.

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact
Date:	July 2, 2021

PAOLO CAVAZZA

By:	/s/ Fabio Poma
Name:	Fabio Poma
Title:	Attorney-in-fact
Date:	July 2, 2021

ENRICO CAVAZZA

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact
Date:	July 2, 2021

FRANCESCA CAVAZZA

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact
Date:	July 2, 2021

SILVIA CAVAZZA

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact
Date:	July 2, 2021

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of RegeneRx Biopharmaceuticals, Inc. dated as of July 2, 2021, is, and any amendments thereto signed by such of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

MARTINA CAVAZZA PRETA

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact
Date:	July 2, 2021

APTAFIN S.P.A.

By:	/s/ Emanuela Belletti
Name:	Emanuela Belletti
Title:	CEO
Date:	July 2, 2021

APTAFIN FINANCE SA

By:	/s/ Tiffany Halsdorf
Name:	Tiffany Halsdorf
Title:	Director
Date:	July 2, 2021

By:	/s/ Giorgio Bianchi
Name:	Giorgio Bianchi
Title:	Director
Date:	July 2, 2021